   As filed with the Securities and Exchange Commission on January 17, 1997

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): JANUARY 16, 1997


                      EQUITY RESIDENTIAL PROPERTIES TRUST
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


            MARYLAND                   1-12252            36-3877868
  (STATE OR OTHER JURISDICTION       (COMMISSION      (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)    FILE NUMBER)     IDENTIFICATION NO.)

        TWO NORTH RIVERSIDE PLAZA, SUITE 400
                  CHICAGO, ILLINOIS                             60606
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (Zip Code)



      Registrant's telephone number, including area code:  (312) 474-1300

                                NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

================================================================================

ITEM 5. Other Events


                    On January 16, 1997, Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), and Wellsford Residential Property Trust, a Maryland real estate investment trust ("Wellsford"), entered into an Agreement and Plan of Merger dated as of January 16, 1997 pursuant to which EQR will acquire the assets and business of Wellsford through a merger (the "Merger"). Subsequent to the consummation of the Merger, each outstanding share of beneficial interest in EQR will continue to represent one share of beneficial interest in the surviving trust. Pursuant to the Merger, the common shares of beneficial interest of Wellsford issued and outstanding immediately prior to the Merger will be converted into .625 of a common share of beneficial interest of the surviving trust, subject to adjustment based upon the market price of the common shares of EQR. Prior to the consummation of the Merger, certain assets of Wellsford will be contributed to a subsidiary of Wellsford and the shares therein will be distributed as a dividend to the shareholders of Wellsford. Consummation of the Merger is subject to the approval of the shareholders of EQR and Wellsford and to specified closing conditions.

ITEM 7.  Financial Statements, Pro forma Financial Information and Exhibits

Exhibit
Number              Exhibit
-------             -------

10 Agreement and Plan of Merger between Equity Residential Properties Trust and Wellsford Residential Property Trust dated as of January 16, 1997.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EQUITY RESIDENTIAL PROPERTIES TRUST



Date: January 17, 1997               By: /s/ Bruce C. Strohm
                                         ---------------------------------
                                         Bruce C. Strohm, Secretary,
                                         Executive Vice President and
                                         General Counsel


                                       3